Exhibit 21

                         AMCOL INTERNATIONAL CORPORATION
                               SUBSIDIARY LISTING

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COMPANY NAME                                   COUNTRY        STATE  OWNERSHIP %
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AMCOL Europe Limited                           England                  100
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AMCOL Health & Beauty Solutions, Inc.          USA              DE      100
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AMCOL Holdings B.V.                            Netherlands              100
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AMCOL (Holdings) Ltd.                          England                  100
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AMCOL Holdings Canada Ltd.                     Canada         Ontario   100
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AMCOL Specialties Holdings, Inc.               USA              DE      100
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American Colloid Company                       USA              DE      100
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Ameri-Co Carriers, Inc.                        USA              NE      100
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Ameri-Co Logistics, Inc.                       USA              NE      100
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Ashapura Minechem Ltd.                         India                    20
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Ashapura Volclay Private Limited               India                    50
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Baker Sillavan Limited                         England                  50
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CETCO (Europe) Limited                         England                  100
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CETCO Australia Pty. Ltd.                      Australia                100
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CETCO Holdings B.V.                            Netherlands              100
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CETCO Korea Ltd.                               Korea                    100
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CETCO Oilfield Services Company                USA              DE      100
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CETCO-POLAND Sp. z o. o                        Poland                   100
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CETCO Technologies (Suzhou) Co. Ltd.           China                    100
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Colin Stewart Minchem Limited                  England                  100
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Colloid Environmental Technologies Company     USA              DE      100
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Egypt Bentonite & Derivatives Company          Egypt                    25
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Egypt Mining & Drilling Chemicals Company      Egypt                    25
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Lafayette Well Testing, Inc.                   USA              LA      100
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Montana Minerals Development Company           USA              MT      100
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Nanocor, Inc.                                  USA              DE      100
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Nanocor, Ltd.                                  England                  100
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Nissho Iwai Bentonite Co., Ltd.                Japan                    19
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Silgel Packaging Limited                       England                  100
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Volclay de Mexico, S.A. de C.V.                Mexico                   49
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Volclay Dongming Industrial Minerals Co., Ltd. China                    96
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Volclay Holdings B.V.                          Netherlands              100
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Volclay International Corporation              USA              DE      100
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Volclay Korea Ltd.                             Korea                    100
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Volclay MinChem Co. Ltd.                       China                    100
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Volclay Pty. Ltd.                              Australia                100
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Volclay Siam Ltd.                              Thailand                 100
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